Exhibit 99.1

JOINT FILER INFORMATION

This Statement on Form 4 is filed by Leon D. Black, the Black Family 1997 Trust, the Leon D. Black Trust UAD 11/30/02 FBO Alexander Black, the Leon D. Black Trust UAD 11/30/02 FBO Benjamin Black, the Leon D. Black Trust UAD 11/30/02 FBO Joshua Black and the Leon D. Black Trust UAD 11/30/02 FBO Victoria Black.  The principal business address of each of the Reporting Persons is 9 West 57th Street, Suite 4300, New York, New York 10019.

Name of Designated Filer: Leon D. Black

Date of Event Requiring Statement: July 12, 2011

Issuer Name and Ticker or Trading Symbol: Environmental Solutions Worldwide Inc. (ESWW.OB)

LEON D. BLACK

By: /s/ Leon D. Black
Name: LEON D. BLACK

BLACK FAMILY 1997 TRUST

/s/ Barry Cohen
Name: Barry Cohen
Title: Trustee

LEON D. BLACK TRUST UAD 11/30/92 FBO BENJAMIN BLACK

/s/ Barry Cohen
Name: Barry Cohen
Title: Trustee

LEON D. BLACK TRUST UAD 11/30/92 FBO ALEXANDER BLACK

/s/ Barry Cohen
Name: Barry Cohen
Title: Trustee

LEON D. BLACK TRUST UAD 11/30/92 FBO JOSHUA BLACK

/s/ Barry Cohen
Name: Barry Cohen
Title: Trustee

LEON D. BLACK TRUST UAD 11/30/92 FBO VICTORIA BLACK

/s/ Barry Cohen
Name: Barry Cohen
Title: Trustee